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                                                                   EXHIBIT 10.31

                           ASSET ACQUISITION AGREEMENT

      This Asset Acquisition Agreement is entered into as of the ___ day of February, 2004, by and among XRG, INC., a Delaware corporation ("XRG"), CAROLINA TRUCK CONNECTION, INC., a North Carolina corporation ("CTC"), LARRY PUCKRIDGE, an individual residing in __________ County, North Carolina ("Mr. Puckridge") and ROBERT LUTHER, an individual residing in __________ County, North Carolina ("Mr. Luther") . XRG, CTC, and Mr. Puckridge and Mr. Luther are referred to herein individually as "Party" and collectively as "Parties." This Agreement contemplates a transaction in which XRG will acquire certain assets of CTC in consideration of CTC and/or Mr. Puckridge and Mr. Luther receiving shares of common stock of XRG.

      Now, therefore, in consideration of the respective representations, promises, warranties and covenants of the Parties set forth herein, the Parties, intending to be legally bound, agree as follows.

      1.    DEFINITIONS.

      "Closing" has the meaning set forth in Section 2(g) below.

      "Closing Date" has the meaning set forth in Section 2(g) below.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and company names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (c) all trade secrets and confidential business information (including ideas, research and development, know-how, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (d) all other proprietary rights, and (e) all copies and tangible embodiments thereof (in whatever form or medium).

      "Liability" or "Liabilities" or "liability" or "liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchased Assets" means all right, title, and interest in and to (a) the furniture, fixtures, equipment, vehicles, computers and other items listed in Exhibit A; (b) all CTC shipper contacts

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and owner-operator contacts and accounts, and any written agreements and contracts that are listed in Exhibit B and all rights thereunder; (c) all claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes) associated with the Purchased Assets; (d) all of CTC's operating authorities, franchises, approvals, permits, licenses, leases, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies; (e) all of the customer and supplier lists, creative materials, advertising, promotional materials, studies, reports, business plans and marketing plans of CTC ; (f) all of CTC's Intellectual Property; and (g) all goodwill associated with the foregoing; provided, however, that the Purchased Assets SHALL NOT INCLUDE (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of CTC as a corporation, (ii) any of the rights of CTC under this Agreement (or under any side agreement between CTC on the one hand and XRG on the other hand entered into on or after the date of this Agreement), (iii) CTC's cash and accounts receivable, or (iv) any liabilities other than the liabilities listed in Exhibit C.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

      2.    BASIC TRANSACTION.

      (a) Purchase of Assets. Subject to the terms and conditions of this Agreement, XRG (or a wholly-owned subsidiary of XRG) shall purchase from CTC, and CTC shall sell, transfer, convey, and deliver to XRG (or to such subsidiary of XRG), all of the Purchased Assets at the Closing for the consideration specified below in this Section 2.

      (b) Purchase Consideration. As full and complete consideration for the purchase of the Purchased Assets, XRG (or a wholly-owned subsidiary of XRG) shall assume the liabilities of CTC as of the Closing Date as set forth in section 2(c) below.

      (c) Consideration - Assumption of CTC liabilities. At the Closing, XRG expressly acknowledges that CTC and XRG shall be responsible for the pre-Closing obligations, including without limitation, CTC's, Mr. Puckridge's and Mr. Luther's obligations under Schedule 2( c), which XRG agrees to pay off or refinance as soon as practical following the Closing; provided, however, that such pay-off or refinancing must occur no later than 45 days following Closing unless Mr. Puckridge and Mr. Luther consents to an extension. Failure to accomplish the removal of personal guarantees shall be a default under the Stock Pledge and Security Agreement below. Prior to accomplishing the pay-off or refinance, neither RSV nor XRG may further encumber any of the stock of CTC or any assets of CTC.

      (d) Lease of facility. At the Closing, XRG shall execute and deliver to Puckridge Properties, LLC. a 24- month lease for the facility (terminal and trailer parking lot) currently used in the operation of CTC's business. The lease shall be payable in twenty-four monthly installments of an amount equal to the current monthly lease payment made by CTC, with the first payment being due at the Closing, and subsequent payments due on the first day of each month thereafter.

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      (e) Issuance of XRG Stock. At Closing and subject to compliance with all applicable securities laws and regulations, XRG will issue to Mr. Puckridge 350,000 shares of XRG common stock ("XRGC Shares") and XRG will issue to Mr. Luther 250,000 shares of XRG common stock ("XRGC Shares").

      (f) Adjustment of XRGC Shares. XRG guarantees to Mr. Puckridge and Mr. Luther the per-share value for the XRGC Shares set forth below as of one (1) year following the Closing Date. The number of XRGC Shares is subject to adjustment one (1) year after the Closing Date ("Adjustment Date") based on the then market price of the XRGC Shares. For purposes of this section 2(f), the "market value" of XRG's common stock shall be the average of the closing prices for the XRG common stock on the 20 trading days immediately preceding the Adjustment Date, as reported by the principal stock exchange or other automated quotation system on which the XRG common stock is then traded, or if it is not then traded, as reported by the OTC Bulletin Board or other reporting agency.

                  (i) On the Adjustment Date, in the event the XRGC Shares held by Mr. Puckridge and Mr. Luther do not have a market value equal to or greater than $1.00 per share, then XRG shall be obligated to issue to Mr. Puckridge and Mr. Luther such number of additional shares of XRG common stock that are sufficient to result in the market value of the XRGC Shares initially issued to Mr. Puckridge and Mr. Luther on the Closing Date plus such additional shares to equal $600,000.00.

                  (ii) Notwithstanding the above, no adjustment shall be made if as of the Adjustment Date Mr. Puckridge and Mr. Luther has sold all XRGC Shares initially issued to him on the Closing Date. If, as of the Adjustment Date, Mr. Puckridge and Mr. Luther has sold a portion of the XRGC Shares issued to him on the Closing Date, the number of shares issuable to Mr. Puckridge and Mr. Luther on the Adjustment Date shall be adjusted pro rata based on the number of initial XRGC Shares still held by Mr. Puckridge and Mr. Luther.

                  (iii) In addition, neither Mr. Puckridge and Mr. Luther nor XRG or XRG's officers, directors or any affiliates may purchase or sell shares of XRG's common stock during the twenty (20) trading days prior to the Adjustment Date. If Mr. Puckridge and Mr. Luther shall sell shares of XRG common stock during such period, no adjustment shall be made with respect to the XRGC Shares on the Adjustment Date. If any officer, director or affiliate of XRG shall purchase shares of XRG common stock during such period, the market value shall be determined for purposes of this section 2(f) based on the average of the closing prices for the XRG common stock on the 20 trading days immediately prior to the first date such purchase occurs. If Mr. Puckridge and Mr. Luther shall purchase XRG common stock or any officer, director or affiliate of XRG shall sell XRG common stock during such period, no change shall be made in the adjustment provisions set forth herein.

      (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of XRG, 5301 W. Cypress Street, Suite 111, Tampa, Florida 33607 on _______________, 2004, or on such other date as agreed to by the Parties following the satisfaction or waiver of all pre-closing conditions to the obligations of the Parties to consummate the transactions contemplated hereby ("Closing Date").

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      (h) Deliveries at the Closing. At the Closing (i) CTC will deliver to XRG the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) XRG will deliver to CTC the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) CTC will execute and deliver to XRG a Bill of Sale in the form attached hereto as Exhibit D, an Assignment of Contracts in the form attached hereto as Exhibit E and such other instruments of sale, transfer, conveyance, and assignment as XRG and its counsel reasonably may request; (iv) XRG will execute and deliver to CTC such instruments of assumption as CTC and its counsel reasonably may request; (v) XRG will deliver to Mr. Puckridge and Mr. Luther certificates for the stock specified in Section 2(e) above; and (vi) CTC will deliver to XRG keys to all locks on the business premises or for any items of the Purchased Assets requiring keys and the codes and passwords to all security and password systems on the business premises or for any items of the Purchased Assets.

      3. REPRESENTATIONS AND WARRANTIES OF CTC AND MR. PUCKRIDGE AND MR. LUTHER. CTC and Mr. Puckridge and Mr. Luther, jointly and severally, represent and warrant to XRG that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      (a) Organization of CTC. CTC is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina.

      (b) Authorization of Transaction. CTC has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of CTC and CTC's stockholders have duly authorized the execution, delivery, and performance of this Agreement by CTC. This Agreement constitutes the valid and legally binding obligation of CTC and Mr. Puckridge and Mr. Luther, enforceable in accordance with its terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CTC or Mr. Puckridge and Mr. Luther is/are subject or any provision of the charter or bylaws of CTC, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CTC or Mr. Puckridge and Mr. Luther is/are a party or by which it or he is bound or to which any of its or his assets are subject (or result in the imposition of any Security Interest upon any of its or his assets). CTC and Mr. Puckridge and Mr. Luther do not need to give notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. CTC and Mr. Puckridge and Mr. Luther have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which XRG could become liable or obligated.

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      (e) Title to Assets. CTC has good and marketable title to the Purchased
Assets, free and clear of any Security Interest or restriction on transfer, and has the full, unrestricted right to sell and transfer the Purchased Assets to XRG.

      (f) Legal Compliance. CTC has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against CTC alleging any failure so to comply.

      (g) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

      4. REPRESENTATIONS AND WARRANTIES OF XRG. XRG represents and warrants to CTC that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

      (a) Organization of XRG. XRG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      (b) Authorization of Transaction. XRG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of XRG, enforceable in accordance with its terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XRG is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XRG is a party or by which it is bound or to which any of its assets is subject. XRG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers Fees. XRG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CTC could become liable or obligated.

      (e) SEC Reports. XRG has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission (the "SEC"). In particular, but without limitation of the generality of the foregoing, XRG has filed with the SEC, and has heretofore made available to Mr. Puckridge and Mr. Luther, true and complete copies of XRG's most recent annual report on Form 10-KSB, most recent quarterly report on Form 10-QSB, most

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recent Form 8-K, and most recent proxy statement, if any. These reports, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations of the SEC thereunder. No independent auditors' report included with the audited financial statements of XRG included in the SEC reports referenced above (the "Audited Financial Statements") has been revoked or qualified in any manner since its date. XRG has not, since March 31, 2003, made any material change in the accounting practices or policies applied in the preparation of the Audited Financial Statements. The books and records of XRG have been, and are being, maintained in all material respects in accordance with GAAP.

      5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

      (b) Operation of Business. CTC will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

      (c) Preservation of Business. CTC will maintain and continue to promote its business, its business operations, and its business relationships, and will maintain its property, including its present operations, physical facilities, working conditions, and relationships with its suppliers, customers, independent contractors and employees.

      (d) Full Access, Cooperation and Authorization. CTC will permit representatives of XRG to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CTC, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to CTC. CTC and its officers and employees will cooperate with XRG and facilitate XRG's due diligence investigation of CTC. CTC's execution of this Agreement constitutes authorization to CTC's accountants, attorneys, bankers, lenders and other professional advisors and consultants to meet with representatives of XRG and disclose to XRG any and all information in their possession regarding CTC.

      (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (f) Exclusivity. CTC will revoke any current listing of its business for sale. CTC will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the stock or assets of CTC or (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or

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negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek the foregoing. CTC will notify XRG immediately if any Person makes any proposal, offer, inquiry, or contact with respect to the foregoing.

      6. CONDITIONS TO OBLIGATION TO CLOSE

      (a) Conditions to Obligation of XRG. The obligation of XRG to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions at or prior to Closing:

            (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) CTC and Mr. Puckridge and Mr. Luther shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (iii) CTC shall have procured any required third party consents;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of XRG to own the Purchased Assets;

            (v) XRG shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

            (vi) all actions to be taken by CTC and Mr. Puckridge and Mr. Luther in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to XRG; and

            (vii) all of the following shall have been accomplished to the reasonable satisfaction of XRG:

                  (A) execution by the Parties of a lease agreement covering the terminal and trailer parking lot;

                  (B) delivery of executed title certificates to titled assets to be acquired by XRG;

                  (C) completion to XRG's satisfaction of its due diligence
            review;

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                  (D) execution of a non-compete agreement by Mr. Puckridge for which he will not compete with XRG for a three year period following the sale; and

                  (D) execution of a consulting agreement by Mr. Puckridge for which he will consult for CTC for a period of time following the sale; and

                  (E) execution of employment agreements by such other persons as may be required by XRG; including Mr. Luther, Mr. Gaster, and Ms. Bird.

      XRG may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of CTC and Mr. Puckridge and Mr. Luther. The obligation of CTC and Mr. Puckridge and Mr. Luther to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) XRG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

            (iv) all actions to be taken by XRG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to CTC and Mr. Puckridge and Mr. Luther.

      CTC and Mr. Puckridge and Mr. Luther may waive any condition specified in this Section 6(b) if it or they execute a writing so stating at or prior to the Closing.

      7. INVESTMENT REPRESENTATIONS.

            (a) The XRGC Shares to be received by Mr. Puckridge and Mr. Luther pursuant to this Agreement will be held by Mr. Puckridge and Mr. Luther for his own account for the purpose of investment and not with a present view for sale in connection with any distribution thereof.

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            (b) Mr. Puckridge and Mr. Luther's financial position is such that he can afford to bear the economic risk of holding the XRGC Shares he receives pursuant to this Agreement for an indefinite period of time, and Mr. Puckridge and Mr. Luther can afford to suffer the complete loss of his investment in the XRGC Shares.

            (c) Mr. Puckridge and Mr. Luther has been provided an opportunity to ask questions of, and has received answers satisfactory to Mr. Puckridge and Mr. Luther from, XRG and its representatives regarding the business and affairs of XRG and such other information as he desired in order to evaluate an investment in the XRGC Shares.

            (d) Mr. Puckridge and Mr. Luther understands that the XRGC Shares comprising the consideration to be received by him pursuant to this Agreement have not been registered under the federal securities laws or applicable state securities laws in reliance upon specific exemptions from registration thereunder. Mr. Puckridge and Mr. Luther agrees that the XRGC Shares to be received by him pursuant to this Agreement may not be sold, offered for sale, exchanged, transferred, pledged or otherwise disposed of except pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from the registration requirements of the Securities Act of 1933 and in compliance with state securities laws, and the certificates for the XRGC Shares will bear a legend to such effect. Upon registration, if any, there can be no assurance that a public market for the XRGC Shares will exist or that trading of such shares can commence, or if commenced can be maintained. As a result, a holder of XRGC Shares may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. In addition, XRG securities may be subject to "penny stock" rules that impose sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. This could affect the ability or willingness of broker-dealers to sell and/or make a market in XRG securities and the ability of holders of XRG securities to sell their stock in the secondary market.

            (e) Mr. Puckridge and Mr. Luther is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

      8. TERMINATION.

      (a) Termination of Agreement. This Agreement may be terminated as provided below:

            (i) XRG, CTC and Mr. Puckridge and Mr. Luther may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) XRG may terminate this Agreement by giving written notice to CTC and Mr. Puckridge and Mr. Luther if XRG is not reasonably satisfied with the results of its continuing due diligence review regarding CTC; or

            (iii) XRG may terminate this Agreement by giving written notice to CTC and Mr. Puckridge and Mr. Luther at any time prior to the Closing (A) in the event CTC or Mr. Puckridge and Mr. Luther have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, XRG has notified CTC or Mr. Puckridge and Mr. Luther, as applicable, of the breach, and the breach has continued

                                     Page 9
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      without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before May 1, 2004, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from XRG itself breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach). If XRG terminates this Agreement pursuant to Section 8(a)(iii) above, CTC and Mr. Puckridge and Mr. Luther, jointly and severally, shall be liable for XRG's costs and expenses related to the transaction hereunder.

      9. MISCELLANEOUS.

      (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, letters of intent, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party or Parties; provided, however, that XRG may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and
(ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases XRG nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to CTC:

            If to Mr. Puckridge and Mr. Luther:

            If to XRG:

            XRG, Inc.
            5301 W. Cypress Street
            Suite 111
            Tampa, FL  33607
            ATTN: Kevin P. Brennan

      Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

      (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) Expenses. Each of XRG, CTC, and Mr. Puckridge and Mr. Luther will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

      (n) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction to prevent any breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Florida located in Hillsborough County, Florida, in addition to any other remedy to which it may be entitled, at law or in equity.

      (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the courts of the State of Florida, with venue in Hillsborough County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(h) above. Nothing in this
Section 9(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                     [rest of page intentionally left blank]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                           XRG, INC.

                                           By:__________________________________

                                           Title:_______________________________

                                           CAROLINA TRUCK CONNECTION, INC.

                                           By:__________________________________

                                           Title:_______________________________

                                           _____________________________________
                                           Larry Puckridge

                                           _____________________________________
                                           Robert Luther

Attachments:

Exhibit A:  Furniture, Fixtures, Equipment, etc.
Exhibit B:  Acquired Accounts and Agreements
Exhibit C:  Assumed Liabilities
Exhibit D:  Bill of Sale
Exhibit E:  Assignment of Contracts

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